Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2004 relating to the financial statements and financial statement schedule of Yahoo! Inc., which appears in Yahoo! Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

December 2, 2004